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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                              AMENDMENT TO FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     BNS Co.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  Delaware                              50113140
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 (STATE OR OTHER JURSIDICTION OF INCORPORATION)(IRS EMPLOYER IDENTIFICATION NO.)

                275 West Natick Road, Warwick, Rhode Island 02886
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                    [ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 Amendment No. 1

         The undersigned hereby amends its Registration Statement on Form 8-A registering its Series B Participating Preferred Stock Purchase Rights to clarify that the Series B Participating Purchase Rights are being registered rather than the Series B Participating Preferred Stock. Therefore, the reference to "Series B Participating Preferred Stock" under the heading the "Securities to be registered pursuant to Section 12(b) of the Act" on the cover page should be deleted and instead, the words "Series B Participating Preferred Stock Purchase Rights" should be inserted in its place. In addition, the first sentence under
Item I should be deleted and instead the following sentence should be inserted in its place:

         "The description of the BNS Co.'s (the "Company") Series B Participating Preferred Stock Purchase Rights in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 5, 1998 as amended on March 18, 1998 is incorporated herein by reference."


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           BNS CO.


                                           By:  /s/ Andrew Genor
                                                ------------------
                                                Name:   Andrew C. Genor
                                                Title:  Chief Executive Officer

Date:  February 12, 2002








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